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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of ATS Medical, Inc. for the registration of $22,400,000 6% Convertible Senior Notes due 2025, warrants to purchase 1,344,000 shares of its common stock and 7,011,200 shares of its common stock issuable upon conversion of the Notes and cash exercise of the warrants and to the incorporation by reference therein of our reports dated February 14, 2005, with respect to the consolidated financial statements and schedules of ATS Medical, Inc., ATS Medical Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ATS Medical Inc., included in its Annual Report (Form 10-K/A) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                           ------------------------


Minneapolis, Minnesota
November 4, 2005